October 1, 2019

Acadian Asset Management LLC

260 Franklin Street

Boston, Massachusetts 02110

Amended and Restated

Investment Advisory Agreement For Subadviser

(Harbor Overseas Fund)

Dear Sir or Madam:

Harbor Capital Advisors, Inc. (the “Adviser”), a Delaware corporation, with its principal offices at 111 South Wacker Drive, Chicago, Illinois 60606, is the investment adviser to Harbor Funds (the “Trust”) on behalf of Harbor Overseas Fund (the “Fund”). The Trust has been organized as a statutory trust under the laws of the State of Delaware to engage in the business of an investment company. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The shares of beneficial interest of the Trust (the “Shares”) are divided into multiple series, including the Fund, as established pursuant to a written instrument executed by the Board of Trustees of the Trust (the “Board” or the “Trustees”). Pursuant to authority granted the Adviser by the Trust’s Trustees, the Adviser has selected Acadian Asset Management LLC (“you”, “your” or “yourself”) to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth herein (the “Agreement”). You are willing to act as such a sub-investment adviser and to perform such services under the Agreement. Accordingly, the Adviser and the Trust on behalf of the Fund agree with you as follows:

1.	Delivery of Fund Documents. The Adviser has furnished you with copies, properly certified or authenticated, of each of the following:

(a)	Agreement and Declaration of Trust of the Trust, as in effect on the date hereof (the “Declaration of Trust”);

(b)	By-Laws of the Trust as in effect on the date hereof (the “By-Laws”); and

(c)	Resolutions of the Trustees selecting the Adviser as investment adviser and you as a sub-investment adviser and approving the form of this Agreement.

The Adviser will furnish you from time to time with copies of all material amendments of or supplements to the foregoing.

ACADIAN ASSET MANAGEMENT LLC

HARBOR OVERSEAS FUND

OCTOBER 1, 2019

2.

Advisory Services. You will regularly provide the Fund with advice concerning the investment management of that portion of the Fund’s assets that are allocated to you, which advice shall be consistent with the investment objectives and policies of the Fund as set forth in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, and any investment guidelines or other instructions received in writing from the Adviser. The Board or the Adviser may, from time to time with reasonable notice to account for global settlement cycles, make additions to and withdrawals from the assets of the Fund allocated to you. You will determine what securities and other financial instruments shall be purchased for such portion of the Fund’s assets, what securities and other financial instruments shall be held or sold by such portions of the Fund’s assets, and what portion of such assets shall be held uninvested, subject always to the provisions of the Trust’s Declaration of Trust and By-Laws, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, or any investment guidelines or other instructions received by you in writing from the Adviser, and subject, further, to such policies and instructions as the Board may from time to time establish and deliver to you. In accordance with paragraph 5, you or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities with brokers or dealers selected by you for that portion of the Fund’s assets for which you serve as sub-investment adviser.

You shall have no responsibility for actions taken in reliance on the Declaration of Trust; the By-Laws; the Fund’s written investment objectives and policies; the Prospectus and Statement of Additional Information; and written instructions, each as in effect from time to time. You will conform your conduct to, and will ensure that your management of the portion of the Fund’s assets allocated to you complies with, the Investment Company Act and Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and all rules and regulations thereunder, the requirements for qualification of the Fund as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), all other applicable federal and state laws and regulations, and with the provisions of the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented, under the Securities Act of 1933, as amended, and the Investment Company Act.

The Board has delegated to you discretionary authority to exercise voting rights with respect to all proxies solicited by or with respect to the issuers of securities and other investments in the portion of the assets of the Fund managed by you. You shall be responsible for the administration of the proxy voting process and exercise these voting rights or refrain from voting in accordance with your then-current proxy voting policy, procedures and/or guidelines, as provided to us from time to time and based on the best interests of the Fund’s shareholders. You are authorized to instruct the Fund’s custodian as necessary in order for you to receive proxies and shareholder communications relating to securities held in the portion of the Fund’s assets managed by you. You will maintain appropriate records detailing your voting of proxies on behalf of the Fund and, upon the Adviser’s reasonable request, will provide a report setting forth the names of the issuers, proposals voted on, how the Fund’s shares were voted and your resolution of any conflicts of interest.

ACADIAN ASSET MANAGEMENT LLC

HARBOR OVERSEAS FUND

OCTOBER 1, 2019

You shall maintain written compliance policies and procedures that are reasonably designed to ensure the Fund’s compliance with the foregoing and to prevent yourself and the Fund from violating applicable federal securities laws. You agree to provide the Trust and the Adviser with such reports and certifications and with such access to your officers and employees as the Trust or Adviser may reasonably request for the purpose of assessing the adequacy of your compliance policies and procedures. You agree to notify the Adviser immediately upon detection of any breach of any of the Fund’s policies, guidelines or procedures and of any violation of any applicable law or regulation, including the Investment Company Act and Subchapter M of the Code, relating to that portion of the Fund’s assets allocated to you. You also agree to notify us promptly upon detection of any material violations of your compliance policies and procedures that relate to the Fund or your activities as an investment adviser generally, such as when the violation could be considered material to your advisory clients.

You shall keep the Fund’s books and records to be maintained by you and shall timely furnish to the Adviser all information relating to your services hereunder needed by the Adviser to keep other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. You agree that all records which you maintain for the Fund are the property of the Fund and you shall surrender promptly upon request and without any charge to the Fund any of such records required to be maintained by you. The Custodian shall keep the official books and records for the Fund required to be maintained by it. You may keep a copy of any record required to meet a record retention obligation imposed by law or regulation.

Upon reasonable request from the Adviser, you will reasonably assist the Valuation Committee of the Trust in valuing securities or other financial instruments of the Fund as may be required from time to time, including making available information of which you have knowledge related to the securities or other financial instruments being valued.

You shall promptly provide the Trust and the Adviser with any information you receive regarding class action claims or any other legal matters involving any security or other financial instrument held in the Fund and shall cooperate with the Trust and the Adviser to the extent necessary for the Trust or the Adviser to pursue and/or participate in any such action or matter. You will not provide legal advice and will not be responsible for filing class action claims on behalf of the Fund.

In the performance of your duties hereunder, you are and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund or of the Adviser. You will make your officers and employees available to meet with the Trustees and the Trust’s or Adviser’s officers at least quarterly on due notice to review the investments and investment program of the portion of the Fund’s assets allocated to you in light of current and prospective economic and market conditions. You will cooperate with the Trust’s independent public accountants and take all reasonable action in the performance of services and obligations under this Agreement to assure that the information needed by such accountants is made available to them for the expression of their opinion without any qualification as to the scope of their audit, including, but not limited to, their opinion included in the Trust’s annual report under the Investment Company Act and annual amendment to the Trust’s registration statement under the Investment Company Act.

ACADIAN ASSET MANAGEMENT LLC

HARBOR OVERSEAS FUND

OCTOBER 1, 2019

Nothing in this Agreement shall limit or restrict the right of any of your directors, officers and employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict your right to engage in any other business or to render service of any kind to any other corporation, firm, individual or association, except as specifically prescribed in paragraph 4.

You may not delegate to any person, including to one or more companies that you control, are controlled by, or are under common control with, or to specified employees of any such companies, any of your duties under this Agreement without the prior written consent of the Adviser.

You will have no custody of the Fund’s assets.

3.	Allocation of Charges and Expenses. You will bear your own costs of providing services hereunder. You will not be required to pay any expenses of the Fund.

4.

Compensation of the Subadviser. For all investment management services to be rendered hereunder, the Adviser will pay to you a fee, as set forth in Schedule A hereto, quarterly in arrears, based on a percentage of the average daily net assets (as defined below) of the portion of the Fund that you managed during the quarter. “Average daily net assets” means the average of the values placed on the net assets of the portion of the Fund that you managed on each day on which the net asset value of the Fund’s portfolio is determined. The net assets of the Fund are valued by the Fund’s custodian in the manner specified in the Fund’s Prospectus and Statement of Additional Information, as amended or supplemented. If determination of the value of net assets is suspended for any particular business day, then for the purposes of this paragraph 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets. If the Fund’s custodian determines the value of the net assets of the Fund’s portfolio more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this paragraph 4.

5.

Avoidance of Inconsistent Position and Brokerage. In connection with purchases or sales of securities and other financial instruments for the account of the portion of the Fund allocated to you, neither you nor any of your directors, officers, employees or affiliates will act as a principal or agent or receive any compensation in connection with the purchase or sale of securities and other financial instruments by the Fund, other than the compensation provided for in this Agreement, except as permitted by the Investment Company Act and approved by the Board. You or your agent shall arrange for the placing of all orders for the purchase and sale of securities and other financial instruments for the portion of the Fund’s account allocated to you with brokers or dealers selected by you. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the most favorable execution and net price available. It is also understood that it is desirable for the Fund that you have access to supplemental investment and market research and security and economic

ACADIAN ASSET MANAGEMENT LLC

HARBOR OVERSEAS FUND

OCTOBER 1, 2019

analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, you are authorized, consistent with the provisions of Section 28(e) of the Securities Exchange Act of 1934, to place orders for the purchase and sale of securities and other financial instruments for the Fund with such certain brokers if you determine, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or your overall responsibilities with respect to the Fund, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you in connection with your services to other clients. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you will act solely as investment counsel for such clients and not in any way on behalf of the Fund. For purposes of clarity, brokers used to trade on behalf of the Fund are not considered your agents for purposes of this Agreement.

You will advise the Trust’s custodian and the Adviser on a prompt basis of each purchase and sale of a security and other financial instrument, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may be reasonably required. From time to time as the Board or the Adviser may request, you will furnish to the Trust’s officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities and other financial instruments held in the portfolio, all in such detail as the Trust or the Adviser may reasonably request.

On occasions when you deem the purchase or sale of a security or other financial instrument to be in the best interest of the Fund as well as other of your clients, you, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or other financial instruments to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or other financial instruments so purchased or sold, as well as the expenses incurred in the transaction, shall be made by you in the manner you consider to be the most equitable and consistent with your fiduciary obligations to the Fund and to such other clients.

6.

Limitation of Liability of Subadviser. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part or from reckless disregard by you of your obligations and duties under this Agreement. Further, you shall not be liable for any actions taken by the Fund’s custodian, unless such actions are the direct result of your willful misfeasance, bad faith or gross negligence or result from reckless disregard by you of your obligations and duties under this Agreement.

ACADIAN ASSET MANAGEMENT LLC

HARBOR OVERSEAS FUND

OCTOBER 1, 2019

7.	Representations and Warranties. You represent and warrant that:

(a)	You are an investment adviser registered under the Investment Advisers Act;

(b)

You are or will be registered as a Commodity Trading Advisor (CTA) and a Commodity Pool Operator (CPO) under the Commodity Exchange Act with the Commodity Futures Trading Commission (CFTC) and the National Futures Association (NFA), or are not required to register pursuant to an applicable exemption;

(c)

You are a limited liability company duly organized and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets, perform your obligations under this Agreement, and to carry on your business as it is now being, and to be, conducted;

(d)

The execution, delivery and performance of this Agreement are within your powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on your part for the execution, delivery and performance of this Agreement, and your execution, delivery and performance of this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) your governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon you;

(e)

You will maintain insurance coverage in such amounts considered commercially reasonable and appropriate under current industry practice for an investment adviser of your size and business model, as such may change from time to time, and will promptly provide the Adviser with notification of any materially adverse changes to or cancellation of such coverage; and

(f)	You will promptly notify the Adviser and the Trust if you suffer a material adverse change in your business that would materially impair your ability to perform your relevant duties for the Fund.

The Adviser represents and warrants:

(a)

The execution, delivery and performance of this Agreement are within its powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on its part for the execution, delivery and performance of this Agreement, and its execution, delivery and performance of this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) its governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon it;

(b)

It will provide you with any and all information and documentation that you reasonably request in order for you or a third party with whom you transact business on behalf of the Adviser or the Fund to meet any “know your client”, FATCA or other legal and regulatory obligations;

(c)

The Fund is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, a “Qualified Institutional Buyer” as defined in Rule 144(A)(a)(1)(i) under the Securities Act of 1933, and a “qualified eligible person” as such term is defined under Section 4.7 of the regulations promulgated under the Commodity Exchange Act; and

ACADIAN ASSET MANAGEMENT LLC

HARBOR OVERSEAS FUND

OCTOBER 1, 2019

(d)

It acknowledges receipt, at least 48 hours prior to entering into this Agreement, of a copy of your Form ADV Part 2A and Part 2B containing certain information regarding you, the nature of your business, and your investment team. The Adviser consents to electronic delivery of all future amendments to Form ADV and other disclosure documents.

8.

Duration and Termination of this Agreement; Survival. This Agreement shall remain in force until October 1, 2020 and from year to year thereafter, but only so long as such continuance, and the continuance of the Adviser as investment adviser of the Fund, is specifically approved at least annually in the manner prescribed in the Investment Company Act and the rules and regulations thereunder, subject however, to such exemptions as may be granted by the U.S. Securities and Exchange Commission (“SEC”) by any rule, regulation or order. This Agreement may, on 30 days’ written notice, be terminated at any time without penalties charged to the Fund, by the Board, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by you. This Agreement will terminate immediately upon its assignment or the assignment of the investment advisory agreement between the Adviser and the Trust, on behalf of the Fund. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of “interested person”, “assignment” and “majority of the outstanding voting securities”), as from time to time amended, shall be applied, subject however, to such exemptions as may be granted by the SEC by any rule, regulations or order. The provisions of paragraphs 6, 10 and 13 shall survive the termination of this Agreement.

9.

Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Adviser or you or of the Trust.

It shall be your responsibility to furnish to the Board of Trustees such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to paragraphs 8 or 9 hereof.

10.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of law principles and the Investment Company Act. To the extent that the applicable laws of the State of Illinois conflict with the applicable provisions of the Investment Company Act, the latter shall control.

11.

Miscellaneous. It is understood and expressly stipulated that neither the holders of Shares of the Trust or the Fund nor the Trustees shall be personally liable hereunder. All persons dealing with the Trust or the Fund must look solely to the property of the Trust or the Fund for the enforcement of any claims against the Trust or the Fund as none of the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Fund. No series of the Trust shall be liable for any claims against any other series or assets of the Trust.

ACADIAN ASSET MANAGEMENT LLC

HARBOR OVERSEAS FUND

OCTOBER 1, 2019

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement does not, and is not intended to, create any third-party beneficiary or otherwise confer rights, privileges, claims or remedies upon any shareholder or other person other than the parties (including the Trust with respect to the Fund) and their respective successors and permitted assigns.

12.

Prohibition on Consulting with other Subadvisers. You are not permitted to consult with any other subadviser to the Trust with respect to transactions by the Fund in securities or other financial instruments.

13.

Confidentiality. You shall maintain all non-public information regarding the Fund’s portfolio, including the list of portfolio securities held by the Fund, which you receive or have access to in the course of performing your duties hereunder as strictly confidential. You shall not disclose or disseminate such non-public information to any third party unless such disclosure is approved in writing by the Fund or the Adviser or is otherwise required by law. You shall not use your knowledge of non-public information regarding the Fund’s portfolio as a basis to place or recommend any securities transactions for your own or your affiliates’ (or your respective directors, officers and employees) benefit to the detriment of the Fund. If you are requested or required by law to disclose any confidential information by any regulatory authority or pursuant to an order of a court or a facially valid administrative, legislative or other subpoena, then you shall immediately notify the Adviser of the request to allow the Adviser the opportunity to legally contest or limit the scope and terms of any such disclosure required by law.

The Adviser shall regard as confidential all information that it may receive related to your investment models, investment factors, and investment and trading processes that were utilized in making and implementing investment recommendations for the Fund under this Agreement. You retain all rights in and to any investment models, investment factors, investment and trading processes used by or on behalf of the Fund and any models, factors or processes based upon or derived from them.

14.

Use of Names. Neither party shall use the name, trademark or trade name of the other party or any of its affiliates or refer to the existence of this Agreement in any advertising, promotional or other material, whether in written, electronic or other form, distributed to any unaffiliated third party without obtaining specific prior written approval of the non-disclosing party. Notwithstanding the foregoing, you agree that the Adviser may use your name in advertising, promotional or other material related to the Fund; provided, however, that you have been given the opportunity to review and approve such material; and further provided that to the extent that you have reviewed and approved such materials, the Adviser shall be entitled to update such materials with statistical data without seeking your prior approval.

ACADIAN ASSET MANAGEMENT LLC

HARBOR OVERSEAS FUND

OCTOBER 1, 2019

15.

Notices. Except as otherwise expressly provided in this Agreement, whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class mail or sent by e-mail, courier or telefax with confirmation of transmission to the other party or parties, as applicable, at the address as set forth below or to such other address as a party may from time to time specify to the other party by such notice hereunder. Any such notice shall be deemed duly given when delivered at such address.

If to the Adviser or to the Fund:

Harbor Capital Advisors, Inc.

111 South Wacker Drive, 34th Floor

Chicago, Illinois 60606

Attn: General Counsel

E-mail: L&CTeam@harborfunds.com

Fax: 312.443.4153

If to you:

Acadian Asset Management LLC

260 Franklin Street

Boston, Massachusetts 02110

Attn: Ross Dowd, Co-Chief Executive Officer

E-mail: RDowd@Acadian-Asset.com

[Signatures appear on the following page]

ACADIAN ASSET MANAGEMENT LLC

HARBOR OVERSEAS FUND

OCTOBER 1, 2019

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this Agreement and return one such counterpart to the Fund and the other such counterpart to the Adviser, whereupon this Agreement shall become a binding contract.

HARBOR FUNDS ON BEHALF OF
HARBOR OVERSEAS FUND

By:
Charles F. McCain, President

HARBOR CAPITAL ADVISORS, INC.

By:
Erik D. Ojala, Executive Vice President

The foregoing Agreement is hereby accepted as of the date thereof.

ACADIAN ASSET MANAGEMENT LLC

By:

Name:

Title: